EXHIBIT 10.29

PROMISSORY NOTE

$125,000	West Palm Beach, Florida
April 20, 2010

FOR VALUE RECEIVED, SSGI, Inc., a Florida corporation (“Maker”), hereby promises to pay to the order of Ryan Seddon, an individual resident of the State of Florida, or his successors or assigns, as the case may be (“Payee”), at 5391 S.W. Windward Way, Palm City, Florida 34990, or such other place as may be specified in writing by Payee, the principal sum of One Hundred and Twenty-five Thousand Dollars ($125,000.00), plus interest at the rate of 5% per annum (compounded annually on each December 31) on the unpaid principal balance.

1.           The entire unpaid principal balance of this Promissory Note plus all accrued but unpaid interest thereon shall be due and payable in full on December 31, 2011.

2.           Maker shall have the right to prepay all or any part of this Promissory Note at any time without penalty or premium, but any such prepayment shall be applied first to the payment of accrued interest and then to the outstanding principal balance.

3.           Upon the occurrence of an event of default, Payee may, at Payee’s option, declare the unpaid principal amount and any accrued interest thereon immediately due and payable. The following shall constitute “events of default” for purposes of this Promissory Note:

(a)	Failure of Maker to make timely payments of any amounts due hereunder, which is not cured within two (2) days after written notice of such nonpayment is delivered to Maker;

(b)
There shall have been filed or commenced against Maker an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of Maker’s property or for the winding-up or liquidation of Maker’s affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or

(c)
Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Maker or of any substantial part of its property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing.

4.           Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorneys’ fees.

5.           Regardless of any provision contained in this Promissory Note, Payee shall never be entitled to receive, collect or apply, as interest on this Promissory Note, any amount in excess of the maximum lawful rate permitted by applicable law and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated under this Promissory Note as such by Maker. In determining whether or not the interest paid or payable on this Note exceeds such maximum lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Promissory Note so that the interest rate does not exceed the maximum lawful rate at any time during the entire term of this Promissory Note.  However, if this Promissory Note is paid in full prior to the scheduled maturity hereof, and if the interest received for the actual period of existence thereof exceeds such maximum lawful rate, Payee shall refund the amount of such excess and shall not be subject to any applicable penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of such maximum lawful rate.

6.           THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF FLORIDA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE. Each of Maker and Payee (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida and the courts of the State of Florida located in Palm Beach County, Florida, for the purposes of any suit, action or proceeding arising out of or relating to this Promissory Note, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that he or it is not personally subject to the jurisdiction of any such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first above written.

SSGI, INC.

By:	/s/ Michael W. Yurkowsky
Michael W. Yurkowsky, Director